                                                                    Exhibit 99.1

                              BUYENERGY Corporation
                             (a Nevada Corporation)


                           SUBSCRIPTION AND INVESTMENT
                            REPRESENTATION AGREEMENT




BUYENERGY Corporation
5633 Strand Boulevard, Suite 313
Naples, Florida 34110

Dear Sirs:

                                    Section 1

         1.1. Subscription. The undersigned hereby subscribes for and agrees to purchase common stock in BUYENERGY Corporation (the "Company"), which is organized under the laws of the State of Nevada and to make a capital contribution to the Company in the amount indicated on the signature page hereof, on the terms and conditions described herein and in the Confidential Private Placement Memorandum relating to the offering (the "Offering") of shares in the Company.

         1.2. Purchase

                  (a) The undersigned tenders cash in the amount indicated on the signature page hereof. The maximum offering is $50,000 for 100,000 shares of common stock in the Company.

                  (b) The undersigned also tenders herewith a completed and executed Investor Suitability Questionnaire.

         1.3. Acceptance or Rejection of Subscription.

                  (a) The undersigned understands and agrees that the Company's Management reserves the right to reject this subscription for the common stock, in whole or in part, if in its judgment it deems such action in the best interests of the Company.

                  (b) In the event the undersigned's subscription is accepted, the Company's Management shall admit the subscriber as a shareholder in the Company.

                                    Section 2

         2.1. Investor Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and the Company's Management as follows:

                  (a) The undersigned is acquiring the common stock for his own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the common stock.

                  (b) The undersigned acknowledges his understanding that the offering and sale of the common stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) of the Act and the provisions of Rule 506 of Regulation D promulgated thereunder. In furtherance thereof, the undersigned represents and warrants to and agrees with the Company and the Company's Management as follows:

                           (i) The undersigned has the financial ability to bear
the economic risk of his investment in the Company (including its possible loss), has adequate means of providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

                           (ii) No one has acted as his Purchaser Representative
in connection with evaluating the merits and risks of an investment in the Company in general and the suitability of the investment for the undersigned in particular.

                           (iii) The undersigned has such knowledge and
experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the common stock and has obtained, in his judgment, sufficient information from the Company's Management to evaluate the merits and risks of an investment in the common stock.

                           (iv) The undersigned hereby reconfirms as
representations and warranties, as though fully set forth herein, each of the statements and answers of the undersigned set forth in his Investor Suitability Questionnaire.

                  (c) The undersigned:

                           (i) has been provided an opportunity to obtain any
additional information concerning the Offering, the Company and all other information to the extent the Company or the Company's Management possess such information or can acquire it without unreasonable effort or expense;

                           (ii) has been given the opportunity to ask questions
of, and receive answers from, the Company's Management concerning the terms and conditions of the Offering and other matters pertaining to this investment;

                           (iii) has determined that the common stock is a
suitable investment for him and that at this time he could bear a complete loss of his investment.

                  (d) In making his decision to purchase the shares of common stock herein subscribed for, the undersigned has relied solely upon independent investigations made by him. The undersigned is not relying on the Company or the Company's Management with respect to tax and other economic considerations involved in this investment.

                  (e) The undersigned represents, warrants and agrees that he will not sell or otherwise transfer the common stock without registration under the Act or an exemption therefrom, and fully understands and agrees that he must bear the economic risk of his investment for an indefinite period of time because, among other reasons, the common stock has not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Act and under applicable securities laws of such states or an exemption from such registration is available. He understands that the Company is under no obligation to register the shares of common stock on his behalf or to assist him in complying with any exemption from such registration under the Act. He also understands that sales or transfers of the shares of common stock are further restricted by the provisions of state securities laws. He further understands that the Company is not registered as an investment Company under the Investment Company Act of 1940, in reliance upon an exemption from such registration.

                  (f) If the undersigned is a corporation, partnership, trust, employee benefit plan, individual retirement account, Keogh plan, or other tax-exempt entity, it is authorized and qualified to become a Member in, and authorized to make its capital contribution to, the Company, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

                  (g) If the undersigned is a corporation, partnership, trust, joint venture, employee benefit plan, individual retirement account, Keogh plan, or other entity, whether tax-exempt or otherwise, it has not been formed for the purpose of acquiring shares of common stock in the Company and to the best of its knowledge, based on such investigations as the undersigned has deemed appropriate, the value of all securities owned by the undersigned of all issuers which would be investment companies (as defined under the Investment Company Act of 1940), but for the fact that the outstanding securities (other than short-term paper) of such companies are beneficially owned by not more than one hundred persons and were not issued in a public offering, does not exceed ten percent of the value of the undersigned's total assets.

                  (h) If the subscriber is an employee benefit plan (the "Plan"), the undersigned fiduciaries of the Plan (i) acknowledge that they have been informed of and understand the investment objectives and policies of, and the investment strategies which may be pursued by, the Company; (ii) acknowledge that they are aware of the provisions of Section 404 of ERISA relating to the requirements for investment and diversification of the assets of employee benefit plans and trusts subject to ERISA; (iii) represent that they have given appropriate consideration to the facts and circumstances relevant to the Plan's investment in the Company and have determined that such investment is reasonably designed, as part of the Plan's portfolio, to further the purposes of the Plan;
(iv) represent that, taking into account the other investments made with the assets of the Plan, and the diversification thereof, the Plan's investment in the Company is consistent with the requirements of Section 404 and other provisions of ERISA; and (v) represent that, taking into account the other investments made with the assets of the Plan, the investment of assets of the Plan in the Company is consistent with the cash flow requirements and funding objectives of the Plan.

                  (i) No representations or warranties have been made to the undersigned by the Company or the Company's Management.

                  (j) Any information which the undersigned has heretofore furnished to the Company's Management with respect to his financial position and business experience, including, without limitation, responses to his Investor Suitability Questionnaire, is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to his admission to the

Company as a Shareholder he will immediately furnish such revised or corrected information to the Company's Management.

         2.2. Investor Awareness. The undersigned acknowledges, represents, agrees and is aware that:

                  (a) The Company's Management has exclusive control over the Company's activities. The Company's Management will have the exclusive right to control the Company's activities. You should purchase the shares of common stock only if you are willing to entrust all aspects of the Company's Management. You will have the right to obtain complete information regarding the Company's business and financial condition and, if necessary, to sue for an accounting. Upon twenty business days written notice you may either inspect the Company's books and records in person or the Company will send you the information you require.

                  (d) Company's Management may not devote sufficient time on Company business. The Company's Management will be engaged in other oil and gas activities and other unrelated business ventures for their own account or for the account of others during its term with the Company. Thus, there is a risk that the Company's Management will not devote the necessary time to the Company's business.

                  (c) No market for shares of common stock; restrictions on transfer. If you invest in the shares of the common stock in the Company, then you must assume the risks of an illiquid investment. The shares of common stock cannot be readily liquidated, and there is no market for the sale of the shares of common stock. Also, a sale of your shares of common stock could create adverse tax and economic consequences for you.

                  The transferability of the shares of common stock is limited by state and federal securities laws. Also, under the federal securities laws, shares of common stock in the company are transferable only if they are registered under the 1933 Act, which the Company's Management does not intend, or there is an exemption.

                  (d) Your investment return may decrease. If all of the shares of common stock in the Company offered are not sold.

                                    Section 3

         3.1. Indemnity. The undersigned hereby agrees to indemnify and hold harmless the Company, the Company's Management, and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

         3.2. Modification. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         3.3. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein or (b) delivered personally at such address.

         3.4. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

         3.5. Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

         3.6. Assignability. This Agreement is not transferable or assignable by the undersigned.

         3.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within such state.

         3.8. Gender. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         3.9. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

                  IN WITNESS WHEREOF, the undersigned has (have) executed this Subscription and Investment Representation Agreement on this _____day of __________________ 2001.

                                        $
                      Total Amount of Capital Contribution

IF SUBSCRIBER IS AN INDIVIDUAL:



---------------------------------         -------------------------------------
Print Name                                           Signature


IF SUBSCRIBER IS AN ENTITY:


                                          By:
---------------------------------            ----------------------------------
Print Name of Entity                              Authorized Signatory


                                             ----------------------------------
                                             Print Name of Authorized Signatory

                                             ----------------------------------
                                             Title


IF THERE IS A JOINT SUBSCRIBER:


---------------------------------            ---------------------------------
Print Name of Joint Subscriber               Signature of Joint Subscriber


NOTE:    EACH joint subscriber must complete an Investor Suitability
         Questionnaire.

                                   * * * * * *


Subscription accepted as of the _______day of ________________ 2001.

BUYENERGY CORPORATION

By:
   ------------------------------
   Michael J. Pilgrim, President

                              BUYENERGY Corporation
                             (a Nevada Corporation)

                       INVESTOR SUITABILITY QUESTIONNAIRE

                This Questionnaire is required to insure that the offering of the Company's common stock complies with Securities and Exchange Commission ("SEC") rules on private placements. EACH joint subscriber must complete an Investor Suitability Questionnaire. All information will be kept confidential.

Part I - To be completed by all subscribers.

                1.       Name:
                              -------------------------------------------------

                2.       Home address:
                                      -----------------------------------------

                         Home telephone number:
                                               --------------------------------

                3.       Business address:
                                          -------------------------------------

                         ------------------------------------------------------

                         Business telephone number:
                                                   ----------------------------

                4.       Other state(s) in which a residence is maintained:

                         ------------------------------------------------------

                         If a residence is maintained in any other state(s), please provide:

                         a.       state in which driver's license is issued:

                         ------------------------------------------------------

                         b.       state in which voter registration is
                                  effective:

                         ------------------------------------------------------

                5.       Date of birth:
                                       ----------------------------------------


                6.       Social Security Number
                         or Employer I.D. Number:
                                                 ------------------------------


                7. If subscriber is a corporation, partnership, trust or other entity, attach a copy of the Articles of Incorporation, By-Laws, Partnership Agreement,Trust Instrument, or other documents showing:

                         a. that the entity is authorized to make this investment, and

                         b.       that the individual(s) signing the
                                  Subscription and Investment Representation
                                  Agreement is(are) authorized to take such action on behalf of the entity.

Part II - To be answered by all subscribers.

                1. The Company may sell common stock to a limited number of "accredited investors," as defined in SEC rules and regulations. A subscriber may qualify as an "accredited investor" by falling into one or more of the categories described on Annex A hereto. Please indicate below if you are an "accredited investor."

                              YES                     NO
                         -----                   -----

                2. If you answered "yes," please acknowledge that you are an "accredited investor" by placing an "X" on the line(s) next to the number(s) corresponding to EACH applicable category (see Annex A):

                                 1.           6.            11.
                         --------   ----------     ---------
                                 2.           7.            12.
                         --------   ----------     ---------
                                 3.           8.            13.
                         --------   ----------     ---------
                                 4.           9.            14.
                         --------   ----------     ---------
                                 5.           10.
                         --------   ----------

Part III - Signature (required of all subscribers).



----------------------         -----------------------------------------------
Date                           Print Name of Individual or Entity


                               -----------------------------------------------
                               Signature of Individual or Authorized Signatory

                                     ANNEX A


         Effective April 19, 1989, the following are "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Securities Act"):

         1. An individual whose net worth, together with that of his spouse, exceeds $1,000,000.

         2. An individual who had individual income in excess of $200,000 in each of the two most recent years or joint income with that individual's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level this year.

         3. A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual capacity or fiduciary capacity.

         4. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         5. An insurance Company as defined in Section 2(13) of the Securities Act.

         6. An investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of that Act.

         7. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         8. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if:

         a. the decision to invest in the Partnership is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Company, or registered investment advisor, of

         b.       the plan has total assets in excess of $5,000,000, or

         c. the plan is a self-directed plan with investment decisions made solely by persons who are accredited investors.

         9. A private business development Company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         10. A charitable organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed with the specific purpose of acquiring the securities, with total assets in excess of $5,000,000.

         11. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

         12. Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

         13. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000.

         14. An entity in which all of the equity owners are accredited investors.











                                        1